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Exhibit 24(b)

                                                                  March 22, 1994


Manville Corporation
717 17th Street
Denver, Colorado 80202


Dear Sirs:


We refer to the report Form 10-K for the fiscal year ended December 31, 1993, of Manville Corporation. The referenced report is to be filed with the Securities and Exchange Commission.


We hereby consent to the reference to our firm and to our report of July, 1993 in the referenced Form 10-K under "PROPERTIES, Mining, Platinum Group Metals Mining Claims".


We also confirm to you that we have no reason to believe that there is any misrepresentation in the information contained in such Form 10-K that is derived from our report or known to us as a result of preparing such report.

                                       Sincerely,

                                       BEHRE DOLBEAR & COMPANY, INC.



                                       Hans W. Schreiber
                                       President

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